EXHIBIT 23.2



                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements and financial statement schedules, which appears in Bell Microproducts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP


San Jose, California
December 13, 2000